Barbara A Moran, Esquire
1015 North Semoran Boulevard
#105-465
Casselberry, Florida 32707
407-263-4026

July 16, 2007

Micro Mammoth Solutions, Inc.
1511 Dodd Road
Winter Park, Florida 32792

Gentlemen:

I have acted as counsel to Micro Mammoth Solutions, Inc., a Nevada corporation (“the Company”), in connection with a Registration Statement on Form SB-2 to be filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (the “Act”). The Registration relates to the proposed registration of 3,534,000 shares (the “Shares”) of common stock, $0.0001 par value per share (the “Common Stock”) of the Company.

I have examined the Articles of Incorporation of the Company, the Bylaws of the Company, and all other corporate records, certificates and other documents as I have considered necessary or appropriate for the purposes of this opinion. In such examination, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as copies. In examining agreements executed by parties other than Legends Business Group, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and also have assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents, and the validity and binding effect thereof. As to any facts material to the opinion expressed herein which I have not independently verified or established, I have relied upon statements and representations of officers and representatives of the Company and others.

Based on such examination, I am of the opinion that the Company is a corporation duly authorized and validly existing and in good standing under the laws of the state of Nevada, and that the Shares, upon issuance under the terms of the SB2 have been duly authorized for issuance and are validly issued, fully-paid and non-assessable.

In rendering this opinion, I have not passed upon and do not purport to pass upon the application of securities or “blue-sky” laws of any jurisdiction (except federal securities laws).

I hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the reference to me and this opinion in the prospectus that forms a part of the Registration Statement.

Yours truly,

/s/ Barbara A. Moran

Barbara A. Moran